THIS PROMISSORY NOTE IS SUBORDINATE IN ALL RESPECTS TO ALL OBLIGATIONS OF BORROWER TO WACHOVIA BANK, NATIONAL ASSOCIATION ON THE SAME TERMS SET FORTH IN THAT UNCONDITIONAL SURETY AND GUARANTY FROM BORROWER TO WACHOVIA BANK, NATIONAL ASSOCIATION DATED SEPTEMBER 21, 2004, AS THE SAME MAY BE AMENDED, MODIFIED OR RESTATED.

PROMISSORY NOTE

$3,600,000.00 March 14, 2007

Willie F. Johnson

(Hereinafter referred to as the "Borrower")

Thomas A. Leonard

(Hereinafter referred to as the "Lender")

Borrower promises to pay to the order of Lender, in lawful money of the United States of America, at its address indicated above or wherever else Lender may specify, the sum of Three Million Six Hundred Thousand and No/100 Dollars ($3,600,000.00), with interest on the unpaid principal balance at the rate and on the terms provided in this Promissory Note (including all renewals, extensions or modifications hereof, this "Note").

USE OF PROCEEDS. Borrower shall use the proceeds of the loan(s) evidenced by this Note for the commercial purposes of Borrower.

INTEREST RATE. Through June 26, 2007, Interest shall accrue on the unpaid principal balance of this Note from the date hereof at the LIBOR Market Index Rate plus 2.1%, as that rate may change from day to day in accordance with changes in the LIBOR Market Index Rate ("Interest Rate"). "LIBOR Market Index Rate", for any day, means the rate for 1 month U.S. dollar deposits as reported on Telerate page 3750 as of 11:00 a.m., London time, on such day, or if such day is not a London business day, then the immediately preceding London business day (or if not so reported, then as determined by Lender from another recognized source or interbank quotation). Beginning June 27, 2007, the Interest Rate shall at all times and from time to time mirror the interest rate in effect at all times and from time to time under the Prime Equity Note.

DEFAULT RATE. In addition to all other rights contained in this Note, if a Default (defined herein) occurs and as long as a Default continues, all outstanding Obligations, other than Obligations under any swap agreement (as defined in 11 U.S.C. § 101, as in effect from time to time) between Borrower and Lender or its affiliates, shall bear interest at the Interest Rate plus 3% ("Default Rate"). The Default Rate shall also apply from acceleration until the Obligations or any judgment thereon is paid in full.

INTEREST AND FEES(S) COMPUTATION (Actual/360). Interest and fees, if any, shall be computed on the basis of a 360-day year for the actual number of days in the applicable period ("Actual/360 Computation"). The Actual/360 Computation determines the annual effective interest yield by taking the stated (nominal) rate for a year's period and then dividing said rate by 360 to determine the daily periodic rate to be applied for each day in the applicable period. Application of the Actual/360 Computation produces an annualized effective rate exceeding the nominal rate.

REPAYMENT TERMS. This Note shall be due and payable in consecutive monthly payments of accrued interest only, commencing on April 1, 2007, and continuing on the same day of each month thereafter until fully paid. In any event, all principal and accrued interest shall be due and payable on March 13, 2008.

APPLICATION OF PAYMENTS. Monies received by Lender from any source for application toward payment of the Obligations shall be applied to accrued interest and then to principal. If a Default occurs, monies may be applied to the Obligations in any manner or order appropriate by the Lender.

If any payment received by Lender under this Note or other Loan Documents is rescinded, avoided or for any reason returned by Lender because of any adverse claim or threatened action, the returned payment shall remain payable as an obligation of all persons liable under this Note or other Loan Documents as though such payment had not been made.

DEFINITIONS.

Guaranty. The term "Guaranty," as used in this Note and the other Loan Documents, refers to that Unconditional Surety and Guaranty dated September 21, 2004 and any amendments, modifications or restatements thereto, from Willie Johnson to and for the benefit of Wachovia Bank, National Association.

Loan Documents. The term "Loan Documents", as used in this Note refers solely to this Note and any renewals or modifications, whenever any of the foregoing are executed.

Obligations. The term "Obligations", as used in this Note and the other Loan Documents, refers to any and all Document(s), and other obligations under this Note and all other obligations under any other Loan Document(s) between Borrower and Lender, or any of its affiliates, whenever executed.

Prime Equity Note. The term "Prime Equity Note," as used in this Note, refers to that Prime Equity Line of Credit Agreement & Disclosure Statement dated June 27, 2007 from Thomas A. Leonard to Wachovia Bank, National Association, attached hereto as Exhibit A, and any amendments, modifications or restatements thereto.

Certain Other Terms. All terms that are used but not otherwise defined in any of the Loan Documents shall have the definitions provided in the Uniform Commercial Code.

LATE CHARGE. If any payments are not timely made, Borrower shall also pay to Lender a late charge equal to five percent (5%) of each payment past due for ten (10) or more days. This late charge shall not apply to payments due at maturity or by acceleration hereof, unless such late payment is in an amount not greater than the highest periodic payment due hereunder.

Acceptance by Lender of any late payment without an accompanying late charge shall not be deemed a waiver of Lender's right to collect such late charge or to collect a late charge for any subsequent late payment received.

CONSIDERATION. Borrower hereby agrees to deliver to Lender the following consideration for the making of this loan:

a. Five percent (5%) interest in Class A voting common stock in the PRWT/Merck relationship currently being formed.

b. A fee of ten percent (10%) or $360,000.00, whichever is lower, to be paid within six (6) months of the date this document is signed.

c. A five percent (5%) beneficiary interest in U.S. Facilities, Inc. stock, if the principal and interest on this loan have not been repaid within six (6) months of the date this document is signed. This beneficiary interest in U.S. Facilities, Inc. shall entitle the Lender to all distributions and proceeds attributable to the 5% of the stock. Legal ownership and voting rights for the 5% interest in U.S. Facilities, Inc. remain with PRWT Services, Inc.

Borrower hereby agrees to take whatever action, and to execute, file, and deliver whatever documents, that may be required, or as Lender may reasonably request, to effect Lender's full and timely receipt of the foregoing items of consideration

COLLATERAL. Borrower hereby represents and warrants that Borrower is the majority (and, therefore, controlling) shareholder in PRWT Services, Inc. ("PRWT"). Borrower hereby pledges and assigns to Lender Borrower's interest in U.S. Facilities, Inc., a PRWT subsidiary, as collateral for this Note.

SUBORDINATION. Borrower may assign or transfer any and all of these considerations or collateral listed above to other parties, subject to the same subordinations to Wachovia Bank, National Association required of Borrower in the Guaranty.

FEES AND OTHER COSTS. Borrower shall pay all of Lender's reasonable expenses incurred to enforce or collect any of the Obligations, including, without limitation, reasonable arbitration, paralegals', attorneys' and experts' fees and expenses, whether incurred without the commencement of a suit, in any trial, arbitration, or administrative proceeding, or in any appellate or bankruptcy proceeding. Borrower shall pay Lender all fees and carrying charges for which Lender is responsible under the Prime Equity Note.

USURY. If at any time the effective interest under this Note would, but for this paragraph, exceed the maximum lawful rate, the effective interest rate under this Note shall be the maximum lawful rate, and any amount received by the Lender in excess of such rate shall be applied to principal and then to fees and expenses, or , if no such amounts are owing, returned to Borrower.

DEFAULT. If any of the following occurs, a default ("Default") under this Note shall exist:

Nonpayment; Nonperformance. The failure of timely payment or performance of the Obligations or Default under this Note or any other Loan Documents.

False Warranty. A warranty or representation made or deemed made in the Loan Documents or furnished Lender in connection with the loan evidenced by this Note proves materially false, or if of a continuing nature, becomes materially false.

Event of Default Under Other Loan Documents. The occurrence of any Event of Default under any of the other Loan Documents.

REMEDIES UPON EVENT OF DEFAULT. Upon the occurrence of an Event of Default, Lender shall promptly notify Wachovia Bank, National Association, in accordance with the terms of the Guaranty, and shall comply with the subordination provisions contained therein.

WAIVERS AND AMENDMENTS. No waivers, amendments or modifications of this Note and other Loan Documents shall be valid unless in writing and signed by an officer of Lender. No waiver by Lender of any Event of Default shall operate as a waiver of any other Event of Default or the same Event of Default on a future occasion. Neither the failure nor any delay on the part of Lender in exercising any right, power, or remedy under this Note and other Loan Documents shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

Each Borrower or any other Person liable under this Note waives presentment, protest, notice of dishonor, demand for payment, notice of intention to accelerate maturity, notice of acceleration of maturity, notice of sale and all other notices of any kind. Further, each agrees that Lender may extend, modify or renew this Note or make a novation of the loan evidenced by this Note for any period and grant any releases, compromises or indulgences with respect to any collateral securing this Note, or with respect to any Borrower or any Person liable under this Note or other Loan Documents, all without notice to or consent of any Borrower or any Person who may be liable under this Note or other Loan Documents and without affecting the liability of Borrower or any Person who may be liable under this Note or other Loan Documents.

MISCELLANEOUS PROVISIONS.

Assignment. This Note and other Loan Documents shall inure to the benefit of and be binding upon the parties and their respective heirs, legal representatives, successors and assigns. Lender's and Borrower's interests in and rights under this Note and other Loan Documents may only be assigned with the prior written approval of Wachovia Bank, National Association. Any assignment shall not release Borrower from the Obligations.

Applicable Law; Conflict Between Documents. This Note and other Loan Documents shall be governed by and construed under the laws of the Commonwealth of Pennsylvania, without regard to the Commonwealth of Pennsylvania's conflict of laws principles.

Severability. If any provision of this Note or of the other Loan Documents shall be prohibited or invalid under applicable law, such provision shall be ineffective but only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note or other such document.

Plural; Captions. All references in the Loan Documents to Borrower, Person, document or other nouns of reference mean both the singular and plural form, as the case may be. The captions contained in the Loan Documents are inserted for convenience only and shall not affect the meaning or interpretation of the Loan Documents.

Binding Contract. Borrower by execution of and Lender by acceptance of this Note agree that each party is bound to all terms and provisions of this Note.

Entirety. This Note and the other Loan Documents delivered in connection herewith and therewith embody the entire agreement between the parties and supersede all prior agreements and understandings relating to the subject matter hereof and thereof.

Posting of Payments. All payments received during normal business hours after 2:00 p.m. local time at the office of Lender first shown above shall be deemed received at the opening of the next business day. Unless otherwise permitted by Lender, any repayments of this Note, other than immediately available U.S. currency, will not be credited to the outstanding loan balance until Lender receives collected funds.

Business Purpose. Borrower represents that the loan evidenced hereby is being obtained for business purposes.

IN WITNESS WHEREOF, Borrower, as of the day and year first above written, has caused this Note to be executed under seal.

Witness:

Maxine H. Ward

Name:

Name: Willie F. Johnson

COPY

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